SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 11, 2010

OVERHILL FARMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-16699	75-2590292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 East Vernon Avenue, Vernon, California	90058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(323) 582-9977

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2010, Overhill Farms, Inc. (“OFI” or “we”, “us” or “our”) approved a form of indemnification agreement, which we intend to enter into with each of our current and future executive officers and directors.  The agreement requires that we indemnify each director and officer that is a party to the agreement to the maximum extent permitted by law.  The agreement also grants each director and officer that is a party to the agreement certain rights to require that we maintain directors’ and officers’ liability insurance for their benefit, including for a period of six years after a change of control of OFI.

The agreement was initially entered into, in each case effective September 26, 2010, with James Rudis (our Chief Executive Officer, President and Chairman of the Board), Tracy Quinn (our Interim Chief Financial Officer), Robert Olivarez (our Vice President-Finance and Corporate Secretary) and Harold Estes, Alexander Rodetis, Jr., Alexander Auerbach and Geoffrey A. Gerard (representing each of our non-executive directors).

The above descriptions are qualified by reference to the complete text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1#	Form of Indemnification Agreement (*)
________________________
*	Filed herewith
#	Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2010	OVERHILL FARMS, INC.

By: /s/ Tracy E. Quinn
Tracy E. Quinn,
Interim Chief Financial Officer